Exhibit 10.23
CONSTRUCTION LOAN AGREEMENT
(Arizona — Income Property)
By and Between
SUMMIT HOTEL PROPERTIES, LLC,
as Borrower
and
COMPASS BANK,
as Bank

CONSTRUCTION LOAN AGREEMENT
(Arizona — Income Property)
     This Construction Loan Agreement (“Agreement”) is dated for reference purposes as of September 17, 2008, between SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company (the “Borrower”), and COMPASS BANK, an Alabama banking corporation (the “Bank”).
Factual Background
     A. Bank has agreed to make a construction loan to Borrower in the maximum principal amount (the “Maximum Loan Amount”) of Nineteen Million Two Hundred Fifty Thousand and No/100 Dollars ($19,250,000.00) (the “Loan”). Borrower will use the Loan to construct a 164-room Courtyard Marriott Hotel and related improvements (the “Improvements”) on real property (the “Land”) owned by Borrower and located in Coconino County, Arizona, as described in Exhibit A. Borrower will also use the Loan to pay other costs and expenses related to the acquisition and development of the Land. Borrower intends to complete construction of the Improvements on or before November 17, 2009 (the “Completion Date”).
     B. The Improvements are described in plans and specifications (the “Plans and Specifications”) which were prepared by Mind’s Eye Architecture, Inc.. The Improvements will be constructed by Wespac Construction, Inc. (“Contractor”). Exhibit C more fully describes the Improvements and Plans and Specifications.
     C. Borrower is executing a promissory note (the “Note”) payable to Bank evidencing the Loan. The Note is to be secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the “Deed of Trust”) covering the Land and Improvements and certain other property. In this Agreement, the “Property” refers to all or any part of the property affected by the Deed of Trust, or any interest in all or any part of it, as the context may require.
     D. Borrower is also executing an Environmental Indemnity Agreement (the “Borrower’s Indemnity”) in connection with the Loan. In Borrower’s Indemnity, Borrower agrees to indemnify Bank and certain other Indemnified Parties (as identified in that indemnity) against liability arising from certain environmental, construction and other risks which may result from Bank making the Loan to Borrower. Notwithstanding any provision of any Loan Document, Borrower’s obligations under Borrower’s Indemnity are not secured by the Deed of Trust.
     E. This Agreement, the Note and the Deed of Trust, together with all of their exhibits, and all other documents which evidence, guaranty, secure or otherwise pertain to the Loan, collectively constitute the “Loan Documents.” The Loan Documents include the documents marked on the attached Exhibit D.

     Therefore, Bank and Borrower agree as follows:
Agreement
1. Disbursement.
     1.1 Cost Breakdown.
          (a) Bank shall make disbursements of the Loan based on a detailed breakdown in the form attached hereto as Exhibit B (“cost breakdown”) of construction, financing and other development costs. The initial cost breakdown, prepared by Borrower and approved by Bank, is attached as Exhibit B.
          (b) Borrower shall submit to Bank an updated cost breakdown on a monthly basis during the term of the Loan. Bank shall have the right to review and approve any revised cost breakdown, which approval shall not be unreasonably withheld or delayed. The most recently approved cost breakdown supercedes all previously approved cost breakdowns, Bank shall make disbursements of the Loan based on the most recently approved cost breakdown.
          (c) If Borrower shall request, except for line items in the cost breakdown relating to interest reserve, Bank shall not unreasonably withhold its consent to the reallocation of undisbursed sums in any line item to other line items in the budget provided all of the following terms and conditions are satisfied:
          (i) Borrower notifies Bank of the amount of the requested reallocation;
          (ii) Such request shall be made no more frequently than once per month;
          (iii) No Event of Default shall have occurred and be continuing; and
          (iv) On an aggregate basis, all undisbursed funds in the cost breakdown category for hard costs or soft costs must be sufficient to fully pay all amounts allocated to such category, as determined by Bank in its reasonable discretion.
     1.2 Loan in Balance; Borrower’s Funds Account.
          (a) As a material condition of the Loan and as a condition precedent to Bank’s duty to disburse proceeds of the Loan, Borrower shall pay all project costs in excess of the Maximum Loan Amount. Bank shall be obligated to disburse proceeds of the Loan only when the Loan is “in balance.” Bank shall be obligated to disburse proceeds of the Loan only at such times as Borrower has invested sufficient funds into the payment of project costs so that, in Bank’s reasonable judgment, the undisbursed portion of the Loan shall be sufficient to complete the Improvements and pay all project costs (including interest reserve). The determination as to whether or not the Loan is “in balance” may be made by Bank at any time, including with each request for a disbursement of the Loan. Project cost categories listed as contingencies on the cost breakdown shall be deemed to be a project cost for purposes of loan balancing, provided such contingency items may be reduced based on completion of construction, as determined by Bank. Pursuant to the terms hereof, Borrower shall have the right to reallocate budget line items. Borrower shall, within fifteen (15) days after written notice from Bank that the Loan is not “in balance,” at Borrower’s option, either deposit with Bank in an interest bearing account being maintained at Bank in the name of Borrower (the “Borrower’s Funds Account”), the amount necessary to put the Loan “in balance,” or pay all project costs until such time as the Loan is “in balance.”
          (b) Borrower and Bank hereby acknowledge and agree that, in determining whether the Loan is “in balance,” Bank shall look at project totals with respect to hard costs and soft costs and not on an individual line item basis under any hard costs or soft costs category.
          (c) At any time, Bank may evaluate the sufficiency of undisbursed Loan funds allocated for payment of interest (“Interest Reserve”), exercising its reasonable judgment in light of cost overruns or change orders. Based on Bank’s evaluation of this data, the Loan may be “out of balance.” If this happens, Bank may exercise its rights under clause (a) above, or if it so chooses, Bank may make written demand on Borrower to pay all future interest out of Borrower’s own funds until the Interest Reserve is sufficient in Bank’s reasonable judgment to cover any and all such amounts which might become due during the remaining term of the Loan.
     1.3 Disbursement Conditions, Amounts and Procedures.
          The Disbursement Schedule attached as Exhibit E sets forth disbursement conditions, amounts and procedures applicable to the Loan. Bank shall disburse the Loan as described in Exhibit E and elsewhere in this Agreement.
     1.4 Loan Fee.
     Together with the execution hereof, Borrower shall pay to the Bank on behalf of the Bank a loan fee in immediately available funds in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00).
     1.5 Loan Phases.
     The Loan shall consist of three phases, the “Construction Period”, the “Stabilization Period” and the “Permanent Period”. The “Construction Period” shall consist of the construction period for construction and completion of the Improvements, which shall commence on the date of the first construction advance under this Agreement, not to exceed sixty (60) days after the closing date of the Loan, and continue for a period of twelve (12) months. The “Stabilization Period” shall commence on the end of the Construction Period and continue for a period of eighteen (18) months. The “Permanent Period” shall commence on the end of the Stabilization Period and extend for seven (7) years from that date.
2. Covenants of the Borrower.
     Borrower promises to keep each of the covenants set forth below, unless Bank has waived compliance in writing.

     2.1 Commencement and Completion of Improvements.
          (a) Borrower shall commence construction on or before November 17, 2008, and, thereafter, diligently continue construction to completion.
          (b) By the Completion Date, Borrower shall have completed construction of all buildings and common areas which are part of the Improvements, which shall consist of the structural components, operating systems and all other elements of such buildings, subject to any Force Majeure Event which shall extend the Completion Date for the same period of time as any Force Majeure Event (subject to any time limitations in the definition of “Force Majeure Event”). The Improvements shall be deemed complete for all purposes of this Agreement when they have been substantially completed in accordance with the Plans and Specifications, as evidenced by the written certification of the inspecting architect in a form reasonably satisfactory to Bank, and Bank has received evidence reasonably satisfactory to it that:
          (i) The completed Improvements have been inspected and finally approved by the appropriate governmental authorities;
          (ii) All costs and liens relating to the completed Improvements have been paid or discharged.
     2.2 Requirements.
          Borrower shall construct the Improvements in a good and workmanlike manner in accordance with sound building practices as well as the Plans and Specifications. Borrower shall comply with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property, including those pertaining to the construction, sale or leasing of the Improvements, and with all recorded covenants and restrictions affecting the Property (all collectively, the “Requirements”).
     2.3 Changes.
          (a) Borrower agrees to provide Bank with copies of all change orders, together with all additional documents that Bank may reasonably require. These documents may include the following: (i) Plans and Specifications indicating the change; (ii) a written description of the change and related working drawings; and (iii) a written estimate of the cost of the change.
          (b) Borrower shall obtain Bank’s prior written approval, which approval shall not be unreasonably withheld or delayed, of any change in the Plans and Specifications which:
          (i) adversely affects the value of Bank’s security; or
          (ii) regardless of cost, is a material change in structure or design; or
          (iii) would delay completion of the Improvements beyond the Completion Date.

          (c) Borrower shall also obtain Bank’s prior written approval, which approval shall not be unreasonably withheld or delayed, of any change in the Plans and Specifications, the general contract or any subcontract (whether positive or negative) which exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) in amount. Also, the prior written approval of Bank shall be obtained for any change in any work or materials which, when added to all prior changes not previously approved by Bank, exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in aggregate amount (whether positive or negative).
          (d) In addition, Borrower shall obtain Bank’s prior written approval of all material changes in the scope or general conditions of the Construction Contract (as such term is defined in Exhibit C), or any other contracts for the construction of the Improvements. Finally, Borrower shall obtain from the appropriate governmental entity all approvals of any material changes in plans, specifications, work, materials or contracts that are required by any of the Requirements.
     2.4 Construction Information and Verification.
          (a) Bank shall have the right to request additional information from Borrower from time to time during the term of the Loan. Bank may request the following information, if Bank, through any inspecting architect or construction administrator, reasonably determines that there has been a material and adverse change in the construction of the Improvements. In such case, and within fifteen (15) days after receiving written notice from Bank, Borrower shall deliver to Bank all of the following information and documents that Bank may reasonably request:
          (i) A current, complete and correct list showing the name, address and telephone number of each contractor, subcontractor and material supplier engaged in connection with the construction of the Improvements, and the total dollar amount of each contract and subcontract (including any changes) together with the amounts paid through the date of the list;
          (ii) True and correct copies of the most current versions of all executed contracts and subcontracts identified in the list described in clause (i) above, including any changes;
          (iii) A current construction progress schedule showing the progress of construction and the projected sequencing and completion times for uncompleted work, all as of the date of the schedule; and
          (iv) Any update to any item described above, which Borrower may have previously delivered to Bank.
          (b) Upon the occurrence and continuation of an Event of Default, or if Bank, through any inspecting architect or construction administrator, reasonably determines that there has been a material and adverse change in the construction of the Improvements and provides prior written notice to Borrower, Borrower expressly authorizes Bank to contact the Architect, Contractor or any contractor, subcontractor, material supplier, surety or any governmental authority or agency to verify any information disclosed in accordance with this Section.

          (c) If based on the reports of the inspecting architect and based on any construction progress schedule or other materials submitted by Borrower, Bank, in its reasonable judgment, determines that the Improvements will not be completed by the Completion Date, subject to a Force Majeure Event (subject to any time limitations in the definition of “Force Majeure Event”), Bank may request Borrower in writing to reschedule the work of construction to permit timely completion. Within fifteen (15) days after receiving such a request from Bank, Borrower shall deliver to Bank a revised construction progress schedule showing completion of the Improvements by the Completion Date, subject to a Force Majeure Event (subject to any time limitations in the definition of “Force Majeure Event”).
     2.5 Permits, Licenses and Approvals.
          Borrower shall properly obtain, comply with and keep in effect all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct, occupy and lease the Land and Improvements. At Bank’s request, Borrower shall promptly deliver copies of all such permits, licenses and approvals to Bank.
     2.6 Purchase of Materials; Conditional Sales Contracts.
          Borrower shall not purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Land or in any Improvements under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless Bank in each instance has authorized Borrower to do so in writing.
     2.7 Site Visits; Right to Stop Work.
          (a) Bank shall have the right at any reasonable time to enter and visit the Property for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction. For purposes of these site visits, Borrower shall at all times maintain a full set of working drawings at the construction site or at Borrower’s office. Bank shall also have the right to examine, copy and review the books, records, accounting data and other documents of Borrower and its contractors in Borrower’s possession which relate to the Property or construction of the Improvements, and in connection therewith, Bank may conduct lien waiver audits. In each instance, Bank shall give Borrower at least one (1) business days’ prior written notice before entering the Property. Bank shall make best faith efforts to avoid interfering with Borrower’s use of the Property when exercising any of the rights granted in this Section.
          (b) If Bank, through any inspecting architect or construction administrator, in its reasonable judgment, determines that any work or materials fail to conform to the Requirements, Bank may withhold disbursements relating to any such non-conformity until the matter is corrected. If this occurs, Borrower shall promptly correct the work to Bank’s reasonable satisfaction. No such action by Bank shall affect Borrower’s obligation to complete the Improvements on or before the Completion Date.

          (c) Bank is under no duty to visit the construction site, or to observe construction or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank’s rights and interests. No site visit, observation or examination by Bank shall impose any liability on Bank or result in a waiver of any default of Borrower, provided, however, Bank shall be responsible and liable for its own actions during any site visit. In no event shall any site visit, observation or examination by Bank be a representation that there has been or shall be compliance with the Plans and Specifications, that the construction is free from defective materials or workmanship, or that the construction complies with the Requirements or any other applicable governmental law. Neither Borrower nor any other party is entitled to rely on any site visit, observation or examination by Bank. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any negligent or defective design or construction of the Improvements, or any other adverse condition affecting the Property.
     2.8 Protection Against Lien Claims.
          Borrower shall promptly pay or otherwise discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Improvements. Borrower shall have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Bank or delay in completing the Improvements. Upon Bank’s request, Borrower shall promptly provide a bond, cash deposit or other security which Bank in the exercise of its reasonable judgment determines to be satisfactory.
     2.9 Signs and Publicity.
          At Bank’s request, and at Bank’s cost and expense, and subject to Borrower’s review and approval, Borrower shall post signs on the Property for the purpose of identifying Bank as the construction lender, subject to compliance with all applicable laws and restrictions. Borrower shall not post such signs that identify Bank as the construction lender, except with Bank’s prior written consent in each instance.
     2.10 Insurance.
     (a) Policies of insurance evidencing bodily injury, death or property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit), and an excess/umbrella liability coverage in an amount not less than $5,000,000.00 shall be in effect with respect to Borrower. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.
     (b) “Special Cause of Loss” insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements. During the construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” (or “Reporting Form” if the Improvements are a single family residential development) with no coinsurance requirement and shall contain a provision granting the insured permission to complete.

     (c) If applicable, evidence of worker’s compensation insurance coverage reasonably satisfactory to Bank.
     (d) If the Land, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the Improvements.
     (e) Such other insurance as Bank may reasonably require, which may include, without limitation, rent abatement and/or business loss.
All insurance policies shall (i) be issued by an insurance company having a rating of “A” VII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name Bank as an additional insured on all liability insurance and as mortgagee and loss payee on all casualty insurance, (iii) provide that Bank is to receive thirty (30) days written notice prior to non-renewal or cancellation, (iv) be evidenced by a certificate of insurance to be held by Bank, and (v) be in form and amounts reasonably acceptable to Bank.
     2.11 Income from Property.
          Borrower shall first apply all income from leases, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operation and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose or using any interest reserve.
     2.12 Payment of Expenses.
          Borrower shall pay Bank’s reasonable costs and expenses incurred in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or “workouts” of the Loan, and in the exercise of any of Bank’s rights or remedies under this Agreement, except to the extent prohibited by law. Such costs and expenses for making the Loan include charges for title insurance (including endorsements), filing, recording and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, legal fees and expenses of Bank’s counsel and any other reasonable fees and costs for services, provided Bank may not charge Borrower for any in-house or internal reviews or functions. Borrower acknowledges that amounts payable under this Section are not included in any loan or commitment fees for the Loan. All such sums incurred by Bank and not immediately reimbursed by Borrower shall be considered an additional loan to Borrower secured by the Deed of Trust and shall bear interest at the Default Rate provided in the Note from the date of Bank’s demand for payment. Notwithstanding anything contained herein to the contrary, Borrower and Bank hereby acknowledge and agree that, prior to closing the Loan, Bank shall have provided Borrower a detailed settlement statement or a list of closing costs that will be paid by Borrower closing up the loan pursuant to the terms and conditions of this Section 2.12. As a condition precedent to closing the Loan, the parties must mutually agree on the amount and items set forth on any such settlement statement or closing list.
     2.13 Financial and Other Information of Borrower.
          Borrower shall keep true and correct financial books and records, using generally accepted accounting principles (“GAAP”), or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Borrower shall provide to Bank the following:
          (a) Annual Borrower. Commencing December 31, 2008, as soon as available, and in any event within one hundred (120) days of the end of each fiscal year of Borrower during the term of the Loan, Borrower shall furnish to Bank Borrower’s consolidated audited annual financial statements including balance sheet, income statement, cash flow and schedule of contingent liabilities, in form and substance satisfactory to Bank respecting the condition of Borrower.
          (b) Quarterly Borrower. Commencing September 30, 2008, as soon as available, and, in any event, within forty-five (45) days of the end of each fiscal quarter, during the term of the Loan, Borrower shall cause to be furnished to Bank quarterly internally prepared on a tax basis financial statements including balance sheet and income statement for such fiscal quarter, prepared by Borrower in form and substance satisfactory to Bank respecting the condition of the Project.
          (c) Annual Project. Commencing December 31, 2009, as soon as available, and, in any event, within one hundred (120) days of the end of each fiscal year, during the term of the Loan, Borrower shall cause to be furnished to Bank internally prepared on a tax basis annual financial statements including balance sheet and income statement, in form and substance satisfactory to Bank respecting the condition of the Project.
          (d) Quarterly Project. Commencing March 31, 2010, as soon as available, and, in any event, within forty-five (45) days of the end of each fiscal quarter, during the term of the Loan, Borrower shall cause to be furnished to Bank quarterly internally prepared on a tax basis financial statements including balance sheet and income statement for such fiscal quarter, prepared by Borrower in form and substance satisfactory to Bank respecting the condition of the Project.
          (e) Compliance Certificate. With each such set of financial statements, a certificate executed by the manager of Borrower (a) stating that such statements are true and correct in all material respects, and (b) a statement that no Event of Default has occurred and is continuing or if an Event of Default has occurred and is continuing, a statement specifying the nature and period of existence thereof and the action that Borrower is taking or proposes to take with respect thereto.
     2.15 Notices.
          Borrower shall promptly notify Bank in writing of:

          (a) Any litigation affecting Borrower or any manager of Borrower where the amount claimed is Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more;
          (b) Any written communication that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Land or any Improvements fail in any respect to comply with any of the Requirements or any other applicable governmental law;
          (c) Any material and adverse change in the physical condition of the Property (including any damage suffered as a result of earthquakes or floods) or Borrower’s financial condition or operations;
          (d) Any material default by the Contractor or any subcontractor, material supplier or surety, or any known material adverse change in the financial condition or operations of any of them; and
          (e) Any material default of Borrower under any other material agreement, contract or order.
     2.16 Intentionally Deleted.
     2.17 Performance of Acts.
          Upon request by Bank, Borrower shall perform all acts which may be reasonably necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.
     2.18 Negative Covenants.
          Without Bank’s prior written consent, Borrower shall not:
          (a) engage in any business activities substantially different from Borrower’s present business; or
          (b) liquidate or dissolve Borrower’s business.
     2.19 Transfer of Assets to a Trust.
          Borrower shall not transfer any of its properties or assets to a trust unless (a) the trust agreement governing the trust to which the assets are to be transferred has been reviewed by the Bank and the Bank determines in its sole discretion that such transfer will not be adverse to the Bank’s interest and (b) the trustee of such trust issues a guaranty of payment in favor of Bank for the Loan and all of Borrower’s obligations under the Loan Documents in such form as is acceptable to Bank in its sole discretion.

     2.20 Appraisals.
          (a) If required by law, or if an Event of Default occurs and is continuing, Bank shall have the right to order appraisals of the project from time to time from an appraiser selected by Bank, which appraisal shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Bank in all material respects. Borrower agrees to pay the reasonable cost and expense for all appraisals ordered by Bank pursuant to this paragraph.
          (b) In addition to the rights under subparagraph (a) above, Bank shall have the right to order appraisals of the project, but no more often than once per twelve (12) calendar months, commencing after the first anniversary date of the Loan, from an appraiser selected by Bank, which appraisal shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Bank in all material respects. Borrower agrees to pay the reasonable cost and expense for all appraisals ordered by Bank pursuant to this paragraph.
     2.21 Hedge Agreement.
          All obligations of Borrower to Bank under the Loan Documents will include all obligations incurred by the Borrower under any agreement between Borrower and Bank or any affiliate of Bank, including, but not limited to, an ISDA Master Agreement, whether now existing or hereafter executed, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination or option with respect to any of the foregoing or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (each, a “Hedge Agreement”).
3. Intentionally Deleted.
4. Representations and Warranties.
          Borrower promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement. Each Draw Request, as defined in Section 3.1 of Exhibit E, shall be deemed to be a reaffirmation of each and every representation and warranty made by Borrower in this Agreement.
     4.1 Authority.
          Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business. Borrower has the right and power to own the Property and to develop the Land and Improvements as contemplated in the Loan Documents.
     4.2 Compliance.
          Borrower is familiar and has substantially complied with all of the Requirements. Borrower has properly obtained, or will obtain, all permits, licenses and approvals necessary to construct or lease the Improvements in accordance with all Requirements, including those pertaining to zoning, and Borrower has delivered, or will deliver, true and correct copies of them to Bank, upon Bank’s request.
     4.3 Enforceability.
          Borrower is authorized to execute, deliver and perform under the Loan Documents. The Loan Documents are valid and binding obligations of Borrower.
     4.4 No Violation.
          Borrower is not in material violation of any law, regulation or ordinance, or any order of any court or governmental entity. No provision or obligation of Borrower contained in any of the Loan Documents materially violates any of the Requirements, any other applicable law, regulation or ordinance, or any order or ruling of any court or governmental entity. No such provision or obligation conflicts with, or constitutes a material breach or material default under, any agreement binding or regulating the Property.
     4.5 No Claims.
          To Borrower’s actual knowledge, there are no claims, actions, proceedings or investigations pending against Borrower or affecting the Property except for those previously disclosed by Borrower to Bank in writing. To Borrower’s actual knowledge, there has been no threat of any such claim, action, proceeding or investigation, except for those previously disclosed by Borrower to Bank in writing.
     4.6 Financial Information.
          All financial information which has been and will be delivered to Bank, including all information relating to the financial condition of Borrower or the manager of Borrower or the Property, fairly and accurately represents the financial condition being reported on. All such information was prepared in accordance with GAAP, unless otherwise noted. There has been no material adverse change in any financial condition reported to Bank.
     4.7 Accuracy.
          To Borrower’s actual knowledge, all reports, documents, instruments, information and forms of evidence which have been delivered to Bank concerning the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Bank true and accurate knowledge of their subject matter. To Borrower’s actual knowledge, none of them contains any material misrepresentation or material omission.
     4.8 Loan in Balance; Adequacy of Loan.
          The Loan is “in balance” and the undisbursed Loan funds, together with any sums provided or to be provided by Borrower as shown in the cost breakdown, are sufficient to construct the Improvements through completion and to accomplish the purposes contemplated by the Loan Documents.

     4.9 Taxes.
          Borrower has filed all required state, federal and local income tax returns and has paid all taxes which are due and payable. Borrower knows of no basis for any additional assessment of taxes.
     4.10 Utilities.
          All utility services, including gas, water, sewage, electrical and telephone, which are necessary to construct and occupy the Improvements are available at or within the boundaries of the Land. In the alternative, Borrower has taken all steps necessary to assure that all utility services will be available upon completion of the Improvements. Borrower will provide will serve letters to Bank upon obtaining the necessary approvals for such utilities.
     4.11 Borrower Not a “Foreign Person”.
          Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.
     4.12 Intentionally Deleted.
     4.13 Maximum Loan-to-Value Ratio. Borrower agrees that (i) during the Construction Period and the Stabilization Period, the maximum loan-to-value ratio shall not exceed 70% of the prospective market value of the Property based on an MAI appraisal, and (ii) during the Permanent Period, the maximum loan-to-value ratio shall not exceed 65% of the “as-stabilized” appraised value of the Property. If Bank at any time determines that such ratios have been exceeded, Bank may make written demand on Borrower to repay principal of the Loan in an amount sufficient, in Bank’s reasonable judgment, to cause the maximum loan-to-value ratios to be met. Borrower shall make any such payment of principal within thirty (30) days after Bank’s demand.
     4.14 Maximum Loan-to-Cost Ratio. Borrower agrees that (i) during the Construction Period and the Stabilization Period, the maximum loan-to-cost ratio shall not exceed 70% of the total Property costs, and (ii) during the Permanent Period, the maximum loan-to-cost ratio shall not exceed 65% of the total Property costs. If Bank at any time determines that such ratios have been exceeded, Bank may make written demand on Borrower to repay principal of the Loan in an amount sufficient, in Bank’s reasonable judgment, to cause the maximum loan-to-cost ratios to be met. Borrower shall make any such payment of principal within thirty (30) days after Bank’s demand.
     4.15 Debt Service Coverage Ratio. As tested on an annual basis, Borrower covenants to comply and maintain at all times during the term of the Loan, a Debt Service Coverage Ratio of no less than 1.50 to 1.0. As used herein, (a) “Debt Service Coverage Ratio” shall be calculated consistent with the principles used in the preparation of the internally prepared tax-basis financial statements, as earnings before interest, income taxes, depreciation, amortization and non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other loans of the Borrower or other non-operating sources, divided by principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing four (4) quarters.
5. Conditions Precedent to Closing.
     The following shall be conditions precedent to Bank’s obligations to close the Loan herein contemplated. Upon closing of the Loan, the conditions set forth herein shall be deemed satisfied, unless otherwise agreed to by Bank and Borrower.
     5.1 Financial Statements of Borrower and Other Financial Information.
          Borrower shall deliver to Bank all financial statements and other financial information currently required under the Loan Documents, including but not limited to Section 2.13 (the “Financial Information”), certified as being true, correct and complete in all material respects by the Company Manager of Borrower.
     5.2 Organizational Documents.
          Borrower shall provide, at Borrower’s cost and expense, all organization documents requested by Bank in its reasonable discretion.
     5.3 Title Insurance Commitment; Survey.
          Borrower has delivered to Bank a commitment to issue an ALTA extended coverage lender’s policy of title insurance (the “Title Policy”) underwritten by an insurer approved by Bank, in its reasonable discretion (the “Title Company”), in the amount of the Loan and insuring the lien of the Deed of Trust to be a first priority lien on the Property, subject only to such exceptions and conditions to title as Bank has approved in its reasonable discretion. Borrower has delivered to Bank an ALTA Survey of the Land, certified to Bank, which survey shall be satisfactory to Bank in all material respects.
     5.4 Insurance.
          Borrower shall provide evidence that there is in effect the insurance coverages set forth in Section 2.10.
     5.5 Taxes.
          Borrower has provided to Bank evidence that all taxes and assessments levied against or affecting the Property have been paid current; or in the event Borrower has commenced a legal or administrative challenge to any such tax or assessment, evidence that such liability has been bonded over, or that funds for the payment thereof (in the amount of the original assessment) have been escrowed with an independent third party with provisions for the payment thereof reasonably satisfactory to Bank. If requested by Bank, Borrower shall also provide a sales tax clearance letter from the appropriate taxing authority.

     5.6 Appraisal.
          Bank shall have received, reviewed and approved, in Bank’s reasonable discretion, an appraisal of the Property in form and content acceptable to Bank in its reasonable discretion showing that the maximum loan-to-value ratio, using a prospective market value, does not exceed 70%, and the maximum loan-to-cost ratio does not exceed 70%.
     5.7 Environmental Site Assessment.
          Bank shall have received, reviewed and approved, in Bank’s discretion, a Phase I Environmental Site Assessment in form and content acceptable to Bank in its reasonable discretion. In addition, Bank shall have received a reliance letter from the environmental engineer, which shall be satisfactory to Bank.
     5.8 Construction Analysis.
          Bank shall have performed and approved, in its reasonable discretion, a construction analysis as to the Property.
     5.9 General Information.
          If requested by Bank, Borrower shall provide Bank with legible copies of all ongoing construction agreements to which Borrower is a party to for any and all construction on the Property, (and all permits therefor, if any) for the Property.
     5.10 Loan Documents.
          Borrower shall have executed or obtained the execution of, and delivered to Bank, all applicable documents and instruments in form and content required by Bank and its counsel, including, without limitation, the Loan Documents listed on Exhibit D, and any and all other such documentation reasonably required by Bank.
     5.11 Opinion Letters.
          If required by Bank, Borrower has delivered to Bank a favorable opinion from Borrower’s independent counsel, opining to such matters as Bank may require, in form and substance reasonably satisfactory to Bank in its reasonable discretion.
     5.12 Fees.
          Borrower has paid to Bank, in immediately available funds, all fees and costs called for under this Agreement.
     5.13 Debt Service Coverage Ratio.
          Borrower shall provide evidence that the Property is in compliance with Section 4.15.

     5.14 Miscellaneous.
          Borrower has delivered to Bank any other item reasonably deemed necessary to Bank, and has fulfilled any other condition reasonably required by Bank.
6. Default and Remedies.
     6.1 Events of Default.
          Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (“Events of Default”):
          (a) Borrower fails to make any payment of principal or deposit of funds demanded by Bank under this Agreement or any Loan Document within ten (10) days after written notice from Bank; or
          (b) Borrower fails to comply with any other covenant contained in this Agreement or any Loan Document which calls for the payment of money, and does not cure that failure within ten (10) days after written notice from Bank; or
          (c) Borrower becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; provided, however, with respect to any involuntary proceeding, Borrower shall have sixty (60) days to have such proceeding dismissed before constituting an Insolvency Proceeding or an Event of Default hereunder (“Insolvency Proceeding”); or
          (d) Borrower dissolves, terminates or liquidates, or any of these events happens to any managing member if Borrower is a limited liability company or to its Company Manager; or
          (e) Borrower’s Company Manager ceases for any reason to act in that capacity; or
          (f) An Accelerating Transfer (as defined in the Deed of Trust) occurs; or
          (g) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or
          (h) Construction of the Improvements is abandoned for a period of fifteen (15) consecutive days, or construction of the Improvements is not completed within fifteen (15) days after the Completion Date, subject to any Force Majeure Event subject to any time limitations in the definition of “Force Majeure Event”; or
          (i) Any governmental, judicial or legal authority having jurisdiction over the Property orders or requires that construction of the Improvements be stopped in whole or in part, or any required approval, license or permit is withdrawn or suspended, and the order, requirement, withdrawal or suspension remains in effect either (i) for a period of fifteen (15)

consecutive days (“Initial Cure Period”), or (ii) for a total period of thirty (30) days, so long as Borrower begins within the Initial Cure Period and diligently continues to take steps to remove the effect of the order, requirement, withdrawal or suspension, and Bank, exercising reasonable judgment, determines that Borrower is reasonably likely to prevail; or
          (j) Borrower is in default under Construction Contract, any other contract for the construction of the Improvements, either (i) for an Initial Cure Period of ten (10) consecutive days, or (ii) for a total period of thirty (30) days, so long as Borrower begins within the Initial Cure Period and diligently continues to cure the default, and Bank, exercising reasonable judgment, determines that the cure cannot reasonably be completed at or before expiration of the Initial Cure Period; or
          (k) Borrower fails to comply with any provision contained in this Agreement other than those provisions elsewhere referred to in this Section, and does not cure that failure either (i) within an Initial Cure Period of thirty (30) consecutive days after written notice from Bank, or (ii) within sixty (60) days after such written notice, so long as Borrower begins within the Initial Cure Period and diligently continues to cure the failure, and Bank, exercising reasonable judgment, determines that the cure cannot reasonably be completed at or before expiration of the Initial Cure Period; or
          (l) Under any of the Loan Documents, an Event of Default (as defined in that document) occurs; or
          (m) The Bank fails to have an enforceable first lien on or security interest in any property given as security for the Loan (except as otherwise agreed by the Bank in writing); or
          (n) A lawsuit or suits are filed against Borrower, or a judgment or judgments are entered against Borrower, or any government authority takes action that materially adversely affects the construction of the Improvements, Borrower’s intended use of the Property or Borrower’s ability to repay the Loan; or
          (o) There is a material and adverse change in Borrower’s or Indemnitor’s financial condition, or an event or condition that materially impairs the construction of the Improvements, Borrower’s intended use of the Property or Borrower’s or Indemnitor’s ability to repay the Loan.
          (p) Borrower agrees that the occurrence of an Event of Default under the Hedge Agreement shall constitute an Event of Default under the Note, and Bank shall thereafter have all rights and remedies following the occurrence of an Event of Default under both the Note and the Hedge Agreement.
          (q) Any failure, breach or default by Borrower under the Other Loans, it being the intention and agreement of Bank and Borrower to cross-default the Loan and the Other Loans with one another. As used in this paragraph, “Other Loans” shall mean any existing or future loans by Bank to Borrower or related entities.

     6.2 Remedies.
          (a) If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy which they have under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank’s rights and remedies shall be cumulative. If any Event of Default occurs, Bank’s obligation to lend under the Loan Documents shall automatically terminate, and Bank in its sole discretion may withhold any one or more disbursements. No disbursement of Loan funds by Bank shall cure any default of Borrower, unless Bank agrees otherwise in writing in each instance.
          (b) If Borrower becomes the subject of any Insolvency Proceeding, all of Borrower’s obligations under the Loan Documents shall automatically become immediately due and payable upon the filing of the petition commencing such proceeding, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. Upon the occurrence of any other Event of Default, all of Borrower’s obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank’s option, exercisable in its sole discretion. If such acceleration occurs, Bank may apply the undisbursed Loan funds, and any sums in the Account, the Borrower’s Funds Account to the obligations of Borrower under the Loan Documents, in any order and proportions that Bank in its sole discretion may choose.
          (c) Also upon any Event of Default, Bank shall have the right in its sole discretion to enter and take possession of the Property, whether in person, by Bank or by court-appointed receiver, and to take any and all actions which Bank in its sole discretion may consider necessary to complete construction of the Improvements, including making changes in plans, specifications, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to Bank’s right at any time to discontinue any work without liability. If Bank chooses to complete the Improvements, it shall not assume any liability to Borrower or any other person for completing the Improvements, or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability. If Bank exercises any of the rights or remedies provided in this clause (c), that exercise shall not make Bank, or cause Bank to be deemed to be, a partner or joint venturer of Borrower. Bank in its sole discretion may choose to complete construction in its own name. All sums which are expended by Bank in completing construction shall be considered to have been disbursed to Borrower and shall be secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan; any sums of principal shall be considered to be an additional loan to Borrower bearing interest at the Default Rate, as defined in the Note, and shall be secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan. For these purposes Bank, in its sole discretion, may reallocate any line item or cost category of the cost breakdown.
7. Jury Waiver.
     THE UNDERSIGNED AND BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT,

TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN BANK AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.
8. Miscellaneous Provisions.
     8.1 No Waiver; Consents.
          Each waiver by Bank must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank’s delay in exercising or failure to exercise any right or remedy against Borrower or any security. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance. All rights and remedies of Bank are cumulative.
     8.2 Purpose and Effect of Bank Approval.
          Bank’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Bank’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank’s approval be a representation of any kind with regard to the matter being approved.
     8.3 No Commitment to Increase Loan.
          From time to time, Bank may approve changes to the Plans and Specifications at Borrower’s request, and may also require Borrower to make corrections to the work of construction (as may be reasonably required to bring the construction into conformance with the Plans and Specifications), all on and subject to the terms and conditions of this Agreement. Borrower acknowledges that no such action or other action by Bank shall in any manner commit or obligate Bank to increase the amount of the Loan.
     8.4 No Third Parties Benefited.
          This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their permitted successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.
     8.5 Joint and Several Liability.
          If more than one person or entity is signing this Agreement as Borrower, their obligations under this Agreement shall be joint and several.

     8.6 Notices.
          All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon receipt or when proper delivery is refused. Addresses for notice may be changed by either party by notice to the other party in accordance with this Section. Service of any notice on any one Borrower shall be effective service on Borrower for all purposes.
     8.7 Authority to File Notices.
          Borrower irrevocably appoints Bank as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Bank in its reasonable discretion may consider necessary or desirable to protect its security, if Borrower fails to do so. The appointment granted in this Section shall be deemed to be a power coupled with an interest.
     8.8 Actions.
          Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which would affect its security or its rights, duties or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Bank’s reasonable out-of-pocket costs, expenses, and legal fees and expenses of Bank’s counsel incurred in those actions or proceedings.
     8.9 Attorneys’ Fees.
          If any lawsuit or arbitration is commenced which arises out of or relates to this Agreement, the Loan Documents or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party shall be entitled to recover from each other party such sums as the court (but not the jury) or arbitrator may adjudge to be reasonable attorneys’ fees in the action, arbitration, or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys’ fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank’s costs and expenses, including reasonably attorneys’ fees, which may be incurred in enforcing or protecting Bank’s rights or interests. From the time(s) incurred and after thirty (30) days’ written notice by Bank until paid in full to Bank, all such sums shall bear interest at the Default Rate.
     8.10 Governing Law and Jurisdiction.
          This Agreement and the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Arizona. Borrower and Bank hereby submit to jurisdiction and venue in Maricopa County, Arizona, and agrees that any and all litigation or arbitration proceedings shall be maintained in Maricopa County, Arizona. Without limiting the generality of the foregoing, Borrower hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that Borrower is not personally subject to the jurisdiction of the courts of the State of Arizona, Maricopa County and the United State District Court for the State of Arizona, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper.
     8.11 Heirs, Successors and Assigns.
          The terms of this Agreement shall bind and benefit the heirs, personal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank may not assign (unless Bank remains as the agent for the Loan), but shall have the right, from time to time, to grant one or more participations in the Loan without the Borrower’s consent or approval, so long as Bank is the sole servicing and sole administrative agent for the Loan and Borrower shall have no obligation to deal with any other third party.
     8.12 Relationships With Other Bank Customers.
          From time to time, Bank may have business relationships with Borrower’s customers, suppliers, contractors, members, tenants, partners, shareholders, officers or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that Bank may extend credit to such parties and may take any action it may deem necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower’s financial condition or operations. Borrower further agrees that in no event shall Bank be obligated to disclose to Borrower any information concerning any other Bank customer.
     8.13 Improvement District.
          Borrower shall not consent to, vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Property into any improvement or community facilities district, special assessment district or other district without Bank’s prior written consent in each instance.
     8.14 Restriction on Personal Property.
          Borrower shall not sell, convey, or otherwise transfer or dispose of its interest in any personal property in which Bank has a security interest, or contract to do any of the foregoing, without the prior written consent of Bank in each instance, unless Borrower replaces such property with like kind property.

     8.15 Force Majeure.
          If the work of construction is affected and delayed by matters beyond Borrower’s control, including, without limitation, by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor (“Force Majeure Event”), Borrower must notify Bank in writing within five (5) calendar days after the event occurs which causes the delay. So long as no Event of Default has occurred and is continuing, Bank shall extend the Completion Date by a period of time equal to the period of the delay, but not more than a total of thirty (30) days.
     8.16 Severability.
          The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.
     8.17 Interpretation.
          Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.
     8.18 Amendments.
          This Agreement may not be modified or amended except by a written agreement signed by the parties.
     8.19 Counterparts.
          This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.
     8.20 Language of Agreement.
          The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.
     8.21 Exchange of Information.
          The Borrower agrees that the Bank may exchange or disclose financial information about the Borrower or the Property with or to any Compass Bank affiliates or other related entities.

     8.22 Survival.
          The representations, warranties, acknowledgments and agreements set forth herein shall survive the date of this Agreement.
     8.23 Further Performance.
          Borrower, whenever and as often as they shall be requested by Bank, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such further instruments and documents and to do any and all things as may be requested in order to carry out the intent and purpose of this Agreement and the other Loan Documents.
     8.24 Time is of the Essence.
          Time is of the essence in the performance of this Agreement and the other Loan Documents, and each and every term thereof.
     8.25 Recitals; Exhibits.
          The Recitals to this Agreement set forth above are true, complete, accurate and correct and such recitals are hereby incorporated by reference. The exhibits to this Agreement are hereby incorporated by reference.
     8.26 Integration and Relation to Loan Commitment.
          The Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including Bank’s loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.
     8.27 USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Bank will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower and, if Borrower is not an individual, Bank will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.
     8.28 Government Regulation.
          Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Bank at any time to enable Bank to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Exhibits
Exhibit A —	Legal Description
Exhibit B —	Cost Breakdown
Exhibit C —	Description of Improvements, Contracts, and Plans and Specifications
Exhibit D —	Loan Documents
Exhibit E —	Disbursement Schedule
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company
By:	/s/ Kerry W. Boekelheide
	Name:	Kerry W. Boekelheide
	Title:	Authorized Signatory

Address:

2701 S. Minnesota Avenue, Suite #6
Sioux Falls, South Dakota 57105
Attn: Hulyn Farr

With a copy to:

Hagen, Wilka & Archer, LLP
600 S. Main Street, Suite 102
P.O. Box 964
Sioux Falls, South Dakota 57104-0964
Attn: Jennifer Larsen

COMPASS BANK, an Alabama banking corporation
By:
Name:
Title:

Address:

2850 East Camelback Road, Suite 140
Phoenix, Arizona 85016

With a copy to:

Snell & Wilmer l.l.p.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004-2202
Attention: Craig K. Williams, Esq.

EXHIBIT A

EXHIBIT B — COST BREAKDOWN

	Total	Borrower	Compass
Item	Budget	Funds	Loan
Land	$3,500,000	$3,500,000	$0
Construction Costs	$11,412,682	$118,800	$11,293,882
Add-on Site/Construction Costs	$2,980,000	$2,454,585	$525,415
Architect & Engineering	$900,000	$718,739	$181,261
Franchise Fee	$70,000	$70,000	$0
Permits & Fees	$550,000	$97,370	$452,630
Professional Dev./Loan Fees	$710,000	$371,417	$338,583
Signage	$150,000	$—	$150,000
Phone & Audio Equipment	$110,000	$—	$110,000
PMS/POS	$91,000	$—	$91,000
Internet High Speed	$40,000	$—	$40,000
Interest Reserve	$1,900,000	$849,479	$1,050,521
Fixtures, Furniture & Equipment	$2,900,000	$1,436	$2,898,564
Start-Up/Organization Costs	$900,000	$38,594	$861,406
Contingency	$1,187,718	$—	$1,187,718
			$0
TOTAL PROJECT COSTS	$27,401,400	$8,220,420	$19,180,980

EXHIBIT C
DESCRIPTION OF IMPROVEMENTS,
CONTRACTS, AND PLANS AND SPECIFICATIONS
(Arizona-Income Property)
     1. Improvements
          When completed, the Improvements will consist of a 164-room Courtyard Marriott Hotel located at 2650-2800 S. Beulah Boulevard, Flagstaff, Arizona, together with all fixtures, common areas, parking and appurtenances now or later to be located on the Land.
     2. Reserved
     3. Construction Contractor
          Borrower has engaged Wespac Construction, Inc., to act as the Contractor for the construction of the Improvements. The Contractor’s license number is                                                             . The contract between Borrower and the Contractor governing this engagement (the “Construction Contract”) is entitled AIA (TBD) and dated                                                              . Borrower shall require the Contractor to perform in accordance with the terms and conditions of the Construction Contract.
     4. Plans and Specifications
          The Plans and Specifications described below were prepared by the Architect for the use of Borrower and the Contractor in constructing the Improvements.

Job No.	Preparer

EXHIBIT D
LOAN DOCUMENTS
(Arizona-Income Property)
     For purposes of this Agreement, the “Loan Documents” are defined to include all documents marked below, together with the exhibits to each of them, as one or more of them may be extended, modified or renewed from time to time with the prior written consent of Bank in each instance. The Loan Documents will also include any document to be executed in the future with Bank’s consent that identifies itself in writing as a Loan Document in connection with the Loan.
     1. Credit and Security Documents
          ☑ This Agreement.
          ☑ The Note dated September 17, 2008.
          ☑ The Deed of Trust dated September 17, 2008.
          ☑ State of South Dakota Uniform Commercial Code Financing Statement Form UCC-1.
          ☑ Assignment of Contracts, Plans and Specifications executed by Borrower as of September 17, 2008, and its Consents thereto.
          ☑ Environmental Indemnity Agreement dated September 17, 2008.
     2. Evidence of Authority
          ☑ Certificate authorizing Borrower to:
               ☑ Borrow;
executed by all of it members, authorizing the Sole Member to execute all Loan Documents on behalf of Borrower.
          ☑ LLC Resolution to:
               ☑ Borrow on behalf of Borrower;

EXHIBIT E
DISBURSEMENT SCHEDULE
(Arizona-Income Property)
I. Conditions to Disbursement
     Before Bank becomes obligated to make any disbursement under this Agreement, all conditions to the disbursement shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of its reasonable judgment.
     No waiver of any condition to disbursement shall be effective unless it is expressly made by Bank in writing. If Bank makes a disbursement before fulfillment of one or more required conditions, that disbursement alone shall not be a waiver of such conditions, and Bank reserves the right to require their fulfillment before making any subsequent disbursements. If all conditions are not satisfied, Bank, acting in its reasonable judgment, may disburse as to certain items or categories of costs and not others.
     1.1 Loan Closing and First Disbursement
          The Bank is not required to make the first disbursement until all conditions to close the Loan are satisfied, including, without limitation, Section 5 of this Agreement. In addition, those conditions include the following:
          (a) Bank shall have received a Draw Request, as defined and described in Section 3.1 of this Exhibit E.
          (b) The Deed of Trust shall have been duly recorded in a first priority lien position.
          (c) The initial cost breakdown attached to this Agreement as Exhibit B shall have been approved by Bank, which item has been delivered to Bank and approved by Bank.
          (d) The Plans and Specifications shall have been approved by Bank.
          (e) Bank shall have received a soils report (“Soils Report”) that was prepared within three (3) years prior to the Loan closing by a qualified registered soils engineer satisfactory to Bank (the “Soils Engineer”) which item has been delivered to Bank and approved by Bank.
          (f) Bank shall have received, reviewed and approved, in Bank’s sole and absolute discretion, an appraisal of the Property in form and content acceptable to Bank in its sole and absolute discretion showing that the maximum loan-to-value and maximum loan-to-cost limitations set forth in this Agreement will be met.
          (g) Bank shall have received, reviewed and approved, in Bank’s sole and absolute discretion, a Phase I Environmental Site Assessment in form and content acceptable to Bank in its sole and absolute discretion.

1.2 Subsequent Disbursements
          After having made the first disbursement, Bank shall not be required to make any further disbursements if:
          (a) Bank fails to receive a Draw Request or Bank in its reasonable judgment considers any Draw Request to be incomplete, based on Bank’s observations while visiting the construction site; or
          (b) The Improvements are materially damaged and not repaired, unless Bank receives funds from Borrower or insurance proceeds sufficient to pay for all repairs in a timely manner; or
          (c) The Property or any interest in it is affected by eminent domain or condemnation proceedings; or
          (d) For any reason the title insurer fails or refuses at Bank’s request to issue a disbursement endorsement or its equivalent, that Bank in its reasonable judgment may require; or
          (e) A stop notice or notice of claim of lien is recorded against the Land the Improvements, unless such lien is discharged either by the claimant upon payment by Borrower or by Borrower recording a surety bond in accordance with applicable Arizona law, or providing other surety reasonably acceptable to Bank; or
          (f) The Loan is “out of balance” according to Section 1.2 of this Agreement, and Borrower fails to comply with any demand by Bank to deposit funds; or
          (g) Under any of the Loan Documents, an Event of Default (as defined in that document) has occurred and is continuing.
II. Disbursement Amounts
     Set forth in the Loan Amount column of the cost breakdown is a “Loan Disbursement Budget” broken down by line items. From each line item, Bank shall disburse Loan funds in a total amount not to exceed the Loan Disbursement Budget for that line item, taking into account all prior disbursements, any applicable retention requirements, and any reallocation of funds to which Bank has consented. Any and all sums on deposit in the Borrower’s Funds Account (“Borrower’s Funds”) shall be disbursed as described below.
     2.1 Disbursements of Soft Costs (Financing Related Costs)
          Bank shall make one or more disbursements from each of these line items, without retentions.

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     2.2 Disbursements of Certain Hard Costs Requiring Retention (Development and Construction Costs)
          (a) From each of these line items , Bank shall make periodic disbursements as construction progresses. Each disbursement shall be equal to ninety percent (90%) of the amount applied for in the applicable Draw Request. Until the conditions set forth in clause (b) below have been satisfied, Bank shall retain the remaining undisbursed portions of all three line items, which shall equal ten percent (10%) of the aggregate dollar amount to be disbursed by Bank from those line items, whether consisting of Loan funds, Borrower’s Funds or a combination of both; provided, however, upon Borrower’s request, Bank may release retention on a trade by trade basis, upon final completion of such work, so long as (i) no Event of Default exists under the Loan Documents, (ii) the Loan is “in balance” as determined by Bank, (iii) Bank has confirmed final completion of all such work and received such invoices and lien waivers for such work as Bank may require, and (iv) Borrower is otherwise in compliance with all of the terms and conditions of the Loan Documents, including, without limitation, the disbursement terms and conditions set forth in this exhibit.
          (b) Bank shall disburse that aggregate retention upon satisfaction of the following conditions:
          (i) The Improvements shall have been completed in accordance with Section 2.1 of this Agreement.
          (ii) Bank shall have received evidence that a valid Notice of Completion has been recorded.
          (iii) Bank shall have received a Draw Request for such retention, which shall include written certification by the Contractor that the completed Improvements (excluding any tenant improvements) conform to the Plans and Specifications.
          (iv) Borrower shall have provided endorsements to Bank’s title insurance policy insuring lien-free completion of such Improvements as well as first-lien priority of the disbursement.
          (v) No event may have occurred and be continuing if it is defined as an Event of Default under any of the Loan Documents, or if the event with notice or the passage of time would be such an Event of Default.
          (vi) If required by Bank, which requirement, if any, may be postponed until after disbursement of retainage, Borrower has provided to Bank an “as-built” ALTA Survey of the Property.
          (vii) If required by Bank, Borrower shall have provided to Bank executed AIA Form G706 (Contractor’s Affidavit of Payments of Debts), and AIA Form G706A (Contractor’s Affidavit of Release of Liens).

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          (viii) If required by Bank, Borrower shall have provided to Bank executed AIA Form G704 or other document satisfactory to Bank by the inspecting Contractor and Borrower.
     2.3 Disbursement of Interest Reserve
               Subject to Section 1.1(c) of the Agreement, any funds in the Interest Reserve shall be disbursed from time to time to pay interest as and when it may become due on the Loan. All disbursements from the Interest Reserve shall be made first from any Borrower’s Funds which may be allocated to that line item.
III. Disbursement Procedures
          The disbursement procedures described below shall apply to the Loan funds and also to any Borrower’s Funds which may be on deposit in the Borrower’s Funds Account.
     3.1 Draw Requests
          (a) For each disbursement, Borrower shall submit to Bank a written request signed by Borrower and the Contractor, together with such documentation and information as Bank may reasonably require (collectively, a “Draw Request”). For disbursements concerning line items other than Construction Costs, Borrower shall submit a written request signed by the Borrower. Each Draw Request shall be acceptable in form and substance to Bank in the exercise of its reasonable judgment, and shall include such items of information and documentation, including invoices, canceled checks, lien waivers and other evidence as Bank may require to show that Borrower is in compliance with the Loan Documents. If Bank so requires, any given Draw Request shall also include written certification by the Architect and the Contractor that the Improvements as constructed to date conform to the Plans and Specifications.
          (b) In each Draw Request, Borrower shall request disbursement for one or more specified line items of the cost breakdown. Borrower may submit a Draw Request projected to month end to Bank on or about the twenty-fifth (25th) day of each month, unless Bank agrees to make disbursements more frequently than once a month and agrees to complete its review of such Draw Request, and make payment on approved Draw Requests, within seven (7) business days, subject to Force Majeure Events. Borrower shall use all Loan funds strictly for the purposes for which they were disbursed by Bank.
          (c) Unless Borrower has notified Bank in writing to the contrary, each Draw Request shall constitute Borrower’s representation and warranty to Bank that (i) the Loan is “in balance,” (ii) all prior disbursements, as well as that currently being requested, were and will be used in strict compliance with the costs breakdown, and (iii) no Event of Default has occurred.
     3.2 Debit of Loan at Closing
          As of the day the Loan closes, Bank is authorized to make payments on Borrower’s behalf by debiting the Loan funds and disbursing such amounts to itself, as disclosed to Borrower at closing.

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     3.3 Account
          Unless Bank and Borrower have otherwise agreed in writing, Bank if it so chooses may make disbursements into Borrower’s checking account No.                                                              (the “Account”), maintained at Bank. The Account shall be non-interest-bearing.
     3.4 Disbursements to Other Parties
          Unless Bank and Borrower have otherwise agreed in writing, upon the occurrence and continuation of an Event of Default, Bank, if it so chooses, may make disbursements directly to the Contractor, subcontractors, laborers or material suppliers.
     3.5 Payments
          Acting in its reasonable judgment, Bank may use Loan funds to pay Loan funds owing to Bank, interest on the Loan, reasonable legal fees and expenses of Bank’s attorneys which are payable by Borrower, and such other sums as may be owing from time to time by Borrower to Bank with respect to the Loan, in accordance with this Agreement, provided Bank may not charge Borrower for any in-house or internal reviews or functions.
     3.6 Interest on Disbursements
          Interest on each disbursement, whether initiated by Borrower or Bank, shall be payable from the time Bank debits the Loan funds in the amount of the disbursement.
     3.7 Authorized Signers
          Borrower authorizes either JoLynn Sorum or Hulyn Farr to sign all Draw Requests and other documents in connection with the administration of the Loan.

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